CUSTOMIZED E-MAIL SERVICE AGREEMENT

THIS CUSTOM E-MAIL SERVICE AGREEMENT (the "Agreement") is entered into as of March 22, 1999 (the "Effective Date') between Arrow Communication Systems Inc. "'ACS"), a British Columbia corporation with offices at 300 - 34252 Marshall Road, Abbotsford, BC, and Global Business Information Directory (the "Business Partner"), a COLORADO COMP offices at 999 3rd Avenue, Suite 3800, Seattle, Washington 98104.

A. ACS has developed a turnkey solution for web-based e-mail products and services, which it can privately label and customize to the Business Partner's own "look and feel" and other requirements.

B. ACS desires to deliver to the Business Partner a customized e-mail service for the web site of the Business Partner located at www.gbidtnail.com , or a successor site (the "Business Partner Web Site"), on the terms and conditions provided in this Agreement.

In consideration of the promises and the mutual covenants contained herein, the parties hereby agree as follows:

1. DEFINITIONS.

Terms used in this Agreement which are capitalized shall have the definitions set forth below or elsewhere in this Agreement. References to Sections or Exhibits refer to Sections of, or Exhibits to, this Agreement.

1.1 "Advertisement Inventory" means the amount of space in the user interface of the Custom Email Service available for advertising multiplied by the number of pages actually seen by End Users.

1.2 "Advertisements" means advertising banners, sponsorships and other advertising displayed on Custom Email Service pages.

1.3 "Artwork" means the artwork, logos, text, graphics and other trademarks of the Business Partner to be used by ACS in developing the Custom E-mail Service.

1.4 "Custom E-mail Service" means ACS's web-based e-mail product as customized for use by the Business Partner.

1.5 "End User" means an end user of the Custom E-mail Service who has been registered with ACS as using the Custom E-mail Service accessed via the Business Partner Web Site.

1.6 "House Advertisements" means advertising banners and other advertising promoting the business of ACS and the Business Partner and/or their affiliates.

1.7 "Links" means hyper-text Internet Links from the Business Partner Web Site to the Custom Email Service.

1.8 "Net Advertising Revenue" means gross revenue received by ACS for Advertisements (including sponsorships) that are delivered through the Custom E-mail Service or on the login page to the Custom E-mail Service, less agency fees and third-party sales commissions, excluding House Advertisements to the extent permitted by this Agreement.

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1.9  "Premium Services" means e-mail and other communication products or services offered by ACS within the Custom E-mail Service.

1.10 "User Data" means the demographic information, names and e-mail addresses of the End Users.


2. DESIGN AND DELIVERY OF E-MAIL SERVICE.


2.1 Artwork. At least 15 days prior to the agreed upon launch date, the Business Partner shall deliver to ACS Artwork that conforms to ACS technical specifications.

2.2 Launch. Both parties shall use co1e onable best efforts to launch the Custom E-mail Service by March 22, 1999.


3.   OPERATION AND PROMOTION OF THE CUSTOM E-MAIL SERVICE.

3.1  HOSTING OF CUSTOM E-MAIL SERVICE; SERVING OF ADVERTISEMENTS.

(a) ACS shall host the Custom E-mail Service and shall bear the costs of hosting the Custom Email Service.

(b) ACS shall deliver or cause to be delivered all Advertisements to or through the Custom Email Service, except where this right and obligation is specifically conferred upon the Business Partner below.

3.2 LINKS. The Business Partner shall place and maintain during the term of this Agreement Links to the Custom E-mail Service on prominent places on the Business Partner Web Site's home page and at least four other frequently visited sections of the Business Partner Web Site.

3.3 PROMOTION. The Business Partner shall, during the term of this Agreement, actively promote the Custom E-mail Service on the Business Partner Web Site and in other media in order to attract End-Users to register for the Custom E-mail Service. The Business Partner shall mention ApexMail and the Custom E-mail Service in any major advertising or promotional campaigns with respect to the Business Partner, and in the "boilerplate" credits in any press releases relating to the Business Partner Web Site.

3.4 REPRESENTATIONS. The Business Partner shall not make any representations or warranties concerning the Custom E-mail Service beyond those expressly made IN WRITING by ACS, and shall not misrepresent the Custom E-mail Service or the performance or functionality thereof.

3.5 DOMAIN NAMES; BUSINESS PARTNER WEB SITE. The Business Partner shall provide to ACS the domain names and URLs for the web site that will be used for the Custom E-mail Service. Business Partner shall bear the costs and expenses related to the acquisition of the domain names and URLs for such web site.

3.6 MAINTENANCE OF SYSTEMS. ACS shall use commercially reasonable efforts to maintain or cause to be maintained the hardware, software and systems required for the hosting and operation of the Custom E-mail Service.

3.7 CUSTOMER SUPPORT. ACS shall use commercially reasonable efforts to provide customer support through e-mail to End Users on a daily basis.


4.   REVENUES.

4.1  REVENUES FROM ADVERTISEMENT

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4.1.1  SALE OF ADVERTISING AND SPONSORSHIPS BY ACS. ACS shall, through its network of advertising agencies, use commercially reasonable efforts to sell Advertisements (including sponsorships) for the Custom E-mail Service.

4.1.2  ADVERTISING REVENUES GENERATED FROM THE CUSTOM E-MAIL SERVICE.
ACS shall pay to Business Partner, in the manner provided in Section 5.2, twenty percent (20%) of Net Advertising Revenue generated by the Business Partner Custom E-mail Service.

4.1.3 House Advertisements. During each calendar month of the term of this Agreement, the Business Partner and ACS each shall be permitted to place House Advertisements on the Custom E-mail Service at no cost, provided that InHouse Advertisements placed by either party shall not exceed five percent (5%) of the total E-mail Advertisement Inventory in any calendar month.


4.2  REVENUES FROM PREMIUM SERVICES


4.2.1 PREMIUM SERVICE REVENUES. ACS shall have the right to offer and sell to End Users of the Custom E-mail Service the Premium Services listed in Exhibit A. ACS will, with Business Partner's prior approval, also have the right to offer to End Users other Premium Services not listed in Exhibit A, such approval not to be unreasonably withheld.

4.2.2 REVENUES GENERATED FROM PREMIUM SERVICES. ACS shall retain for its own use all of the Premium Service Revenue collected by ACS.


5.  PAYMENTS; REPORTS.

5.1 REPORTS. Within thirty (30) days after the last day of each calendar month during the term of this Agreement, ACS shall provide Business Partner with a written report setting forth (I) the Custom E-mail Service Net Advertising Revenue generated by ACS during such month, and (ii) the Custom E-mail Service Gross Advertising Revenue generated by ACS during the month.

5.2 Payments. Within seventy (70) days after the last day of each calendar month during the term of this agreement, ACS shall provide Business Partner with payment of Business Partner's portion of the Custom E-mail Service Net Advertising Revenue as specified in section 4.1.

5.3 AUDIT OF REPORTS. Each party will maintain complete and accurate books and records sufficient to prepare accurate reports as required by Section
5.1. ACS and the Business Partner each shall have the right to cause such books and -records to be audited by an independent certified public accountant in the U.S., or an independent chartered accountant in Canada, selected by the requesting party. Any such audit shall be performed on seven
(7) days written notice, at the expense of the requesting party, during normal business hours, no more frequently than once in a twelvemonth period, and in such a manner as to avoid unreasonable interference with normal business operations, provided, however, that if any such examination reveals an underpayment to the requesting party of more than five percent (5%) of the total payment due for any quarter, then the examined party shall pay the costs of such examination.

5.4 Taxes. Amounts to be paid by either party shall be exclusive of, and the party making such payments shall be responsible for, any sales, use, excise, value-added or similar taxes (other than taxes on the net income of the other party).

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6. OWNERSHIP OF INTELLECTUAL PROPERTY; LICENSES.

6.1  BUSINESS PARTNER OWNERSHIP. As between the parties, the
Business Partner shall own and retain all right, title and interest in and to the Artwork, the Business Partner Web Site and the domain names and URLs for the Domestic Custom E-mail Service. ACS and the Business Partner shall co-own the User Data. The provisions of this Section 6.1 are subject to the licenses granted to ACS under this Agreement.

6.2 ACS OWNERSHIP. As between the parties, ACS shall own and retain all right, title and interest in and to the Custom E-mail Service and Premium Services. The Business Partner and ACS will co-own the User Data. The provisions of this Section 6.2 are sub ect to the rights of the Business Partner j set forth in Section 6.1 and the licenses covering the Custom E-mail Service granted to the Business Partner under this Agreement.

6.3 LICENSE TO THE BUSINESS PARTNER. Subject to all of the terms and conditions of this Agreement, ACS hereby grants to the Business Partner a nonexclusive, nontransferable, limited license to provide the End Users with access to the Custom E-mail Set vice by, means of the Links.
Ile access of End Users to the Custom E-mail Service shall be subject to the terms of an end user license provided by ACS. The Business, Partner. SHALL not remove or alter any such end user license or. other notices relating to ACS's limitation of its liability and waiver of warranties that are generated during access or use of the Custom Email Service.

6.4 License to ACS. The Business Partner hereby grants to ACS a nonexclusive, nontransferable (except as provided in Section 3.1 (a)) worldwide license (a) to use the Artwork for the purpose of designing, developing and operating the Custom E-mail Service, (b) to use the domain names and URLs provided by the Business Partner to ACS pursuant to Section 3.5, (C) to use the User Data for the purpose of (i) the development of Premium Services and promotion of goods and services to the End Users, and
(ii) otherwise in connection with the performance of its rights and duties under this Agreement, and (d) to sublicense such right to a party to which performance of ACS's obligations may be delegated under Section 3.1 (a). In addition, the Business Partner hereby grants to ACS a nonexclusive, nontransferable, worldwide license and right to use aggregate information based upon User Data, without identifying any such User or the Business Partner, solely in connection with the marketing of its services to potential business partners of ACS.

6.5 Reservation of Rights. As between the parties, any rights to the Custom E-mail Service and the Premium Services not expressly granted hereunder to the Business Partner are reserved to ACS, and any rights to the Artwork, the domain names and URLs and the User Data -not expressly granted hereunder to ACS are reserved to the Business Partner.


7.  CONFIDENTIALITY.

Each party shall be entitled to disclose the existence of this Agreement but agrees that the financial terms of this Agreement shall be treated as confidential and shall not be disclosed to any other party; provided, however, that each party may disclose the financial terms of this Agreement
(a) as required by a court or other governmental body, or as otherwise required by law, (b) in confidence, to its legal counsel, accountants, banks, and current and prospective financing sources and their advisors, or in connection with an actual or proposed merger or acquisition, or (C) in connection with the enforcement of its rights under this Agreement.


8.  REPRESENTATIONS AND WARRANTIES.

ACS and the Business Partner each represent and wan-ant to the other party that:

(a) such party is an entity duty organized, validly existing and in good standing in the, jurisdiction of its formation;

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(b)  such party has full authority to enter into this Agreement, to grant the rights granted herein, and to perform the obligations assumed hereunder; and

(C) this Agreement, when executed by both parties, represents such party's valid and binding obligation, enforceable against it in accordance with its terms, subject to certain general legal enforceability exceptions.

9.  LIMITATIONS.

9.1 LIMITED WARRANTY BY ACS. Pursuant to the end-user license to be distributed to EndUsers, ACS makes a limited warranty to the End-Users. EXCEPT FOR THE FOREGOING WARRANTIES, ACS MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO ANY SERVICES PROVIDED UNDER THIS AGREEMENT, AND ACS SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES OR CONDITIONS REGARDING ANY SERVICES PROVIDED UNDER THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

9.2 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS
AGREEMENT, WHETHER OR NOT SUCH PARTY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN ANY CASE, ACS SHALL NOT BE LIABLE FOR ANY DAMAGES IN ANY TWELVE-MONTH PERIOD IN EXCESS OF THE AMOUNTS PAID BY THE BUSINESS PARTNER TO ACS UNDER SECTION 5.2 FOR SUCH TWELVE-MONTH PERIOD.

10.  TERM AND TERMINATION.

10.1  TERM. The term of this Agreement shall commence on the Effective
Date and shall continue until the second anniversary of the Effective Date, unless earlier terminated as provided in Section 10.3.

10.2 RIGHT OF FIRST REFUSAL. If Business Partner shall receive any offer from any third party to provide any e-mail service to Business Partner or to the End Users, it shall notify ACS of such offer and grant ACS the exclusive right for 30 days from such notification to match the, terms and conditions of such offer from said third party.

10.3  TERMINATION. This Agreement may be terminated:

(a) by either party upon a material breach by the other party of any representation, covenant., warranty or term of this Agreement that is not cured within thirty (30) days after written notice thereof by the non-breaching party; provided that the cure period provided in this Section 10.3(a) shall be fifteen (15) days after written notice thereof by the non-breaching party in the event of a breach of an obligation to make a payment as and when required by this Agreement; or

(b) by either party in the event that (i) the other party files a petition for bankruptcy or is adjudicated a bankrupt, (ii) a petition in bankruptcy is filed against the other party, (iii) the other party becomes insolvent or makes an assignment for the benefit of its creditors or an arrangement for its creditors pursuant to any bankruptcy law, (iv) an action is instituted by or against the other party seeking its dissolution or liquidation of such party's assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for such party's property or business and such action is not dismissed within ninety (90) days after the date upon which it was instituted; or (v) a receiver is appointed for the other party or its business.

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10.4  EFFECT OF TERMINATION. Upon termination of this Agreement the
Business Partner shall remove the Links and otherwise discontinue use of the Custom E-mail Service on the Business Partner Web Site. However, Business Partner shall continue to be entitled to receive, and ACS shall continue to pay to the Business Partner the amounts owing to the Business Partner up to the date of termination pursuant to Section 4. 1. Termination of this Agreement shall not act as a waiver of any breach of this Agreement or as a release of either party from any liability for breach of such party's obligations under this Agreement.

10.5  Survival. The provisions of Sections 1, 3.5, 4, 5, 6.1, 6.2,
6.5, 7, 8, 9, 10.3, 11 and 12 shall survive any expiration or termination of this Agreement.


11.   INDEMNIFICATION.

11.1 INDEMNIFICATION BY THE BUSINESS PARTNER. The Business Partner will defend, indemnify and hold harmless ACS, its successors, assigns, parent, subsidiaries, affiliates, and their respective officers, directors, agents and employees, from and against any action, suit or claim (including reasonable attorneys' fees) arising out of or in any way connected with (a) the Artwork, including any claim that the Artwork-, or any part thereof, infringes any intellectual property rights or other rights of any third party, (b) the Advertisements or ad copy provided by the Business Partner,
(C) the domain names and URLs provided to ACS, and (d) any breach by the Business Partner of the covenants, warranties, representations or agreements of this Agreement. ACS will give the Business Partner prompt notice of any such claim or threatened claim.

11.2 INDEMNIFICATION BY ACS. ACS will defend, indemnify and hold harmless the Business Partner, its successors, assigns, parent, subsidiaries, affiliates, and their respective officers, directors, agents and employees, from and against any action, suit or claim (including reasonable attorneys' fees) arising out of or in any way connected with (a) any claim that the Custom E-mail Service, or any part thereof, infringes any intellectual property rights or other rights of any third party, except to the extent that such claim arises out of the inclusion in the Custom E-mail Service of the Artwork, (b) the Advertisements or ad copy provided by ACS, and (C) any breach by ACS of the covenants, warranties, representations or agreements of this Agreement. The Business Partner will give ACS prompt notice of any such claim or threatened claim.

11.3 PROCEDURE. The indemnified party will: (a) promptly notify the indemnifying party of any claim, suit or proceeding for which defense or indemnity is claimed; (b) cooperate reasonably with the indemnifying party at the latter's expense; and (C) allow the indemnifying party to control the defense or settlement thereof, provided, however, that the indemnifying party may not consent to entry of any judgment or enter into any settlement without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), unless such judgment or settlement provides solely for money damages or other money payments which the party actually pays on behalf of the indemnified party and includes as an unconditional term thereof a release of the indemnified party from all liability in respect of the claim, suit or proceeding giving rise to the claim for indemnification. The indemnified party will have the right to participate in any defense of a claim and/or to be represented by counsel of its own choosing at its own expense.

12.  GENERAL PROVISIONS.

12.1 Governing Law. This Agreement shall be governed by and construed under the laws of the Province of British Columbia and Canada (excluding the U.N. Convention on Contracts for the International Sale of Goods) without regard to conflict of laws principles. In any action or proceeding to enforce rights under this Agreement the prevailing party shall be entitled to recover costs and attorneys' fees.

12.2 Assignment. Except as otherwise expressly provided in this Agreement neither party may transfer or assign its rights or its obligations whether voluntariuly or by operation

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unreasonably, provided that each party shall have the right to transfer this
Agreement, and assign all of its rights and delegate all of its obligations hereunder, to any affiliate, and to any successor by way of merger or consolidation or in connection with the sale or transfer of substantially all of its business and assets relating to this Agreement.

12.3 Notices. All notices under this Agreement shall be in writing and delivered personally or by facsimile, commercial overnight courier, or certified or registered mail, return receipt requested, to a party at its respective address set forth herein.

12.4 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges and supersedes all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of arty rights under this Agreement, shall be effective unless in writing signed by the party against whom it is to be enforced. Nothing express or implied in this Agreement is intended to confer, -nor shall anything herein confer, upon any person other than the parties and the respective successors or permitted assigns of the parties, any rights, remedies, obligations or liabilities whatsoever.

12.5 Severability. If the application of any provision or provisions of this Agreement to any particular facts or circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then:
(i) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby; and (ii) such pro irision or provisions shall be reformed without further action by the parties hereto and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

12.6 INDEPENDENT CONTRACTORS. The parties are independent contractors, and nothing in this Agreement shall be construed to create a joint venture or partnership.

12.7 FORCE MAJEURE. A party will not be deemed to have materially breached this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of an act of God, fire, natural disaster, accident act of government, shortage of equipment, materials or supplies beyond the reasonable control of such party, or any other cause beyond the reasonable control of that party (a "FORCE MAJEURE EVENT); provided that the party whose performance is delayed or prevented promptly notifies the other party of the nature and duration of the force majeure event.

12.8 COMPLIANCE WITH LAWS. Each party shall comply with all laws and regulations applicable to it.

12.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one and the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original.

12.10 EXHIBITS. The following Exhibit is attached to this Agreement and incorporated herein by reference.

Exhibit A  Premium Services

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date by the undersigned duly authorized.

GLOBAL BUSINESS INFORMATION DIRECTORY       ARROW COMMUNICATIONS SYSTEMS, INC.

By:  /s/Stephen Carmichael                  By: /s/Gilles Lepace

Name:  STEPHEN CARMICHAEL                   Name:  GILLES LEPACE

Title:  President/CEO                       Title:  President/CEO

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EXHIBIT A

PREMIUM SERVICES

1.  Off-line E-mail Client Interface
Permits web e-mail subscribers to read, compose and send e-mail messages using the familiar user interface of their favorite off-line, PC-resident e-mail client software-like Microsoft Outlook or Eudora. Off-line clients minimize telephone connect time when subscribers are working on lengthy e-mail correspondence.

1. Auto-responder Upgrade Four extra auto-respnders are made available that can be configured by the member to reply with automatic messages to incoming e-mail.

3.  Filter Upgrade
Ten extra filters are made available that can be used to direct incoming messages to specific folders, based on user-selected criteria.

4.  Account Forwarding Upgrade
The member can forward e-mail to up to five (5) other accounts. The e-mail message can be deleted at the current account at the same time.

5.  Multiple Signatures
The member can choose, and use, up to three (3) extra signatures in his/her e-mail correspondence.

6.  No Banner Ads
No banner ads will be seen on the Web interface of the premium ("Platinum") account.

7.  No Text Ads
No text ads Will be seen in outbound e-mail.